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                                                                    EXHIBIT 23.1

The Board of Directors
Capital Corp of the West:

    We consent to the use of our reports incorporated by reference and to the reference to our firm under the heading "Experts" and "Certain Federal Income Tax Consequences" in the S-4 Registration Statement (No. 333-3174).

                                          /S/ KPMG PEAT MARWICK LLP


Sacramento, California
May 10, 1996